EX-35.1
(logo) Bank of America

Bank of America
475 CrossPoint Parkway
PO Box 9000
Getzville, NY 14068-9000

Annual Statement as to Compliance
BOAMS Series 2006

I, Cathleen A. Lojek, a Senior Vice President of Bank of America, N.A. (the "Servicer"), hereby certify pursuant to Section 3.18 of the Pooling and Servicing Agreements listed on Exhibit A hereto (collectively, the "Agreements") that: (a) a review of the activities of the Servicer during calendar year 2009 and the performance of the Servicer under the Agreements has been made under my supervision, and (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all it's obligations under the Agreements throughout calendar year 2009, except as identified in the accompanying Assessment of Compliance with Applicable Servicing Criteria in respect of the servicing criteria specified under Item 1122(d)(4)(vi).

For Item 1122(d)(4)(vi), the Servicer notes that certain modification actions were not made, reviewed, and/or approved in accordance with the provisions of the Agreement. The Servicer is implementing enhanced audit procedures, additional reporting to management and increased personnel to ensure that modification actions are made, reviewed, and/or approved timely.

Dated March 1, 2010

Bank of America, N.A. as Servicer

By: /s/ Cathleen A. Lojek
Name: Cathleen A. Lojek
Title: Senior Vice President


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(logo) Bank of America

Bank of America
475 CrossPoint Parkway
PO Box 9000
Getzville, NY 14068-9000


Exhibit A

1. Pooling and Servicing Agreement dated April 27, 2006 for Banc of America Mortgage 2006-1 Trust, Mortgage Pass-Through Certificates, Series 2006-1
2. Pooling and Servicing Agreement dated June 29, 2006 for Banc of America Mortgage 2006-2 Trust, Mortgage Pass-Through Certificates, Series 2006-2
3. Pooling and Servicing Agreement dated September 28, 2006 for Banc of America Mortgage 2006-3 Trust, Mortgage Pass-Through Certificates, Series 2006-3
4. Pooling and Servicing Agreement dated January 27, 2006 for Banc of America Mortgage 2006-A Trust, Mortgage Pass-Through Certificates, Series 2006-A
5. Pooling and Servicing Agreement dated October 30, 2006 for Banc of America Mortgage 2006-B Trust, Mortgage Pass-Through Certificates, Series 2006-B